Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259888

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 29, 2021)

11,896 Shares of Common Stock

of

M&T Bank Corporation

M&T Bank Corporation (“M&T”) is registering a total of up to 11,896 shares of its common stock, par value $0.50 per share (“M&T common stock”), that are issuable upon the vesting or exercise of certain equity awards with respect to shares of common stock of People’s United Financial, Inc. (“People’s United”), par value $0.01 per share (“People’s United common stock”), held by former employees of People’s United or its affiliates (or their respective legal successors) (the “Former Employees”) that were assumed by M&T and converted into equity awards with respect to shares of common stock of M&T (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with M&T’s acquisition of People’s United completed on April 1, 2022. Up to approximately 9,211 shares of M&T common stock are issuable upon the exercise of the assumed equity awards that are options. M&T will receive the exercise or purchase price of such options if and when such options are exercised or purchased, except that M&T will not receive any proceeds if the assumed stock options are exercised on a cashless basis. M&T intends to use any such proceeds for general corporate purposes. Up to approximately 2,685 shares of M&T common stock are issuable upon vesting and settlement of the other assumed equity awards described herein. M&T will not receive any proceeds from the vesting or settlement of such other assumed equity awards.

M&T’s common stock is listed for trading on the New York Stock Exchange under the symbol “MTB.” On April 1, 2022, the last reported sales price of M&T common stock on the New York Stock Exchange was $164.66 per share.

See “Risk Factors” beginning on page S-4 of this prospectus supplement to read about important risks you should consider with respect to investing in M&T’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus supplement is April 4, 2022

Prospectus Supplement

Prospectus

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ABOUT THIS DOCUMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering of M&T common stock and adds and updates information contained in or incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about M&T and its securities that it may offer from time to time, some of which may not apply to this offering.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. M&T has not authorized anyone to provide you with different information. M&T is not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “M&T,” “we,” “us,” “our” or similar references mean M&T Bank Corporation, and all references in this prospectus supplement to “People’s United” mean People’s United Financial, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about M&T and this offering that is contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider regarding your equity award with respect to investing in M&T’s common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference (see “Where You Can Find More Information”) carefully.

M&T Bank Corporation

M&T is a New York business corporation which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and as a bank holding company under Article III-A of the New York Banking Law. M&T was incorporated in November 1969. M&T and its direct and indirect subsidiaries are collectively referred to herein as the “Company.” As of December 31, 2021, the Company had consolidated total assets of $155.1 billion, deposits of $131.5 billion and shareholders’ equity of $17.9 billion. The Company had 17,115 full-time and 454 part-time employees as of December 31, 2021.

At December 31, 2021, M&T had two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company (“M&T Bank”) and Wilmington Trust, National Association. The banks collectively offer a wide range of retail and commercial banking, trust and wealth management, and investment services to their customers. At December 31, 2021, M&T Bank represented 99% of consolidated assets of the Company.

M&T’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MTB.” The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 635-4000.

The Merger

Pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021 (as amended, the “Merger Agreement”), by and among M&T, Bridge Merger Corp., a wholly owned subsidiary of M&T (“Merger Sub”), and People’s United, effective as of April 1, 2022, People’s United merged with and into Merger Sub, with People’s United as the surviving entity (the “merger”). Immediately following the merger, People’s United merged with and into M&T, with M&T as the surviving entity.

Merger Consideration

At the effective time of the merger (the “effective time”), each share of People’s United common stock outstanding immediately prior to the effective time, including each outstanding restricted share award under the Legacy People’s United Plans (as defined in “—Legacy People’s United Plans”) held by a non-employee director of the People’s United (each, a “director restricted share”), except for certain shares held by People’s United or M&T, was converted into the right to receive 0.118 of a share of M&T common stock (the “exchange ratio”). In addition, at the effective time, each share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of People’s United, outstanding immediately prior to the effective time was converted into the right to receive a share of the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, of M&T, par value $1.00 per share.

Treatment of People’s United Equity Awards

At the effective time, each outstanding restricted share award (a “People’s United restricted share”) under the Legacy People’s United Plans, other than any People’s United director restricted shares, automatically and without any action on the part of the holder thereof, ceased to represent a restricted share of People’s United common stock and was converted into a number of restricted shares of M&T common stock (each, an “M&T restricted share”) equal to the exchange ratio (rounded up or down to the nearest whole number, with 0.5 rounding up).

At the effective time, each outstanding performance share unit (a “People’s United performance share”) under the Legacy People’s United Plans, whether vested or unvested, automatically and without any action on the part of the holder thereof, ceased to represent a performance share unit denominated in shares of People’s United common stock and was converted into a restricted share unit denominated in shares of M&T common stock (an “M&T stock-based RSU”). The number of shares of M&T common stock subject to each such M&T stock-based RSU is equal to the product (rounded up or down to the nearest whole number, with 0.5 rounding up) of (i) the number of shares of People’s United common stock subject to such People’s United performance share immediately prior to the effective time (including any applicable dividend equivalents) based on the higher of target performance and actual performance through the effective time, multiplied by (ii) the exchange ratio.

At the effective time, each outstanding option to purchase shares of People’s United common stock (a “People’s United option” and together with the People’s United restricted shares and People’s United performance shares, the “People’s United equity awards”) under the Legacy People’s United Plans, whether vested or unvested, automatically and without any action on the part of the holder thereof, ceased to represent an option to purchase shares of People’s United common stock and was converted into an option to purchase a number of shares of M&T common stock (an “M&T option,” and together with the M&T restricted shares and M&T stock-based RSUs, the “M&T converted equity awards”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of People’s United common stock subject to such People’s United option immediately prior to the effective time and (ii) the exchange ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per share of People’s United common stock of such People’s United option immediately prior to the effective time divided by (b) the exchange ratio, consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 424(a) of the Code, as applicable.

Except as specifically provided in the Merger Agreement, at and following the effective time, each M&T converted equity award continues to be governed by the same terms and conditions as were applicable to such award immediately prior to the effective time.

This prospectus supplement relates to those shares of M&T common stock issuable upon the vesting, settlement or exercise of the M&T converted equity awards that are held by the Former Employees.

The Offering

Issuer	M&T Bank Corporation

Securities Offered	11,896 shares of M&T common stock, par value $0.50 per share, that are issuable upon the vesting or exercise of certain equity awards with respect to shares of common stock of People’s United held by the Former Employees that were assumed by M&T and converted into equity awards with respect to shares of common stock of M&T (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with M&T’s acquisition of People’s United completed on April 1, 2022.

Use of Proceeds	M&T will receive the exercise or purchase price of the assumed equity awards that are options if and when such options are exercised or purchased, except that M&T will not receive any proceeds if the assumed stock options are exercised on a cashless basis. M&T intends to use any such proceeds for general corporate purposes. M&T will not receive any proceeds from the vesting or settlement of other assumed equity awards described in this prospectus supplement.

NYSE Symbol	MTB

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this joint prospectus supplement/prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement, including statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future factors include risks, predictions and uncertainties relating to: the transaction between M&T and People’s United; the impact of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and regulations affecting the financial services industry, and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors. Forward-looking statements speak only as of the date they are made and M&T assumes no duty to update forward-looking statements.

M&T provides further detail regarding these risks, uncertainties and other factors in other public filings, including the risk factors described in its Form 10-K for the year ended December 31, 2021 and subsequent Form 10-Qs.

RISK FACTORS

Your investment in M&T’s common stock involves certain risks. Before acquiring any of M&T’s common stock, in consultation with your own financial and legal advisors, you should carefully consider the discussion under Item 1A. “Risk Factors” in M&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as such risk factors may be updated from time to time in M&T’s filings with the Securities and Exchange Commission (the “SEC”)) which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” If any of these risks actually occurs, M&T’s business, results of operations and financial condition may suffer. As a result, the trading price of M&T’s common stock may decline, and you might lose part or all of your investment.

USE OF PROCEEDS

M&T will receive the exercise or purchase price of the assumed equity awards that are options if and when such options are exercised or purchased, except that M&T will not receive any proceeds if the assumed options are exercised on a cashless basis. M&T intends to use any such proceeds for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, capital expenditures, investments in other business enterprises or otherwise. Net proceeds may be temporarily invested prior to use. M&T will not receive any proceeds from the vesting or settlement of other assumed equity awards described in this prospectus supplement.

LEGACY PEOPLE’S UNITED PLANS

Overview

Effective as of April 1, 2022, People’s United merged with and into Merger Sub, with People’s United as the surviving entity. Pursuant to the Merger Agreement, M&T assumed certain outstanding equity awards (collectively, the “Legacy People’s United Awards”) with respect to shares of common stock of People’s United granted by People’s United under (a) the People’s United Financial, Inc. 2007 Stock Option Plan, as amended April 17, 2008 (the “2007 Stock Option Plan”); (b) the People’s United Financial, Inc. 2008 Long-Term Incentive Plan (the “2008 LTIP”); (c) the People’s United Financial, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as amended by that Amendment No. 1, dated as of October 1, 2018 (the “2014 LTIP”); and (d) the People’s United Financial, Inc. Third Amended and Restated Directors’ Equity Compensation Plan (the “Directors’ Equity Compensation Plan and, together with the 2007 Stock Option Plan, the 2008 LTIP and the 2014 LTIP, the “Legacy People’s United Plans”).

Upon the completion of the merger, the Legacy People’s United Awards became equity awards with respect to M&T common stock, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of each such equity award. Accordingly, unless expressly noted otherwise, references to the People’s United common stock below should be read to refer to M&T common stock upon the completion of the merger, subject to the foregoing adjustments, references to “committee” below should be read to refer to the Compensation Committee of the board of directors of People’s United prior to the completion of the merger and the Nomination, Compensation and Governance Committee of the board of directors of M&T following the completion of the merger, and references to the “board of directors” should be referred to the board of directors of People’s United prior to the completion of the merger and the board of directors of M&T following the completion of the merger.

This prospectus supplement relates to the shares of M&T common stock that are issuable following the merger upon vesting, settlement or exercise of those assumed Legacy People’s United Awards held by the Former Employees originally granted under the Legacy People’s United Plans that were outstanding at the effective time, including restricted share awards, performance share awards and options. At the effective time, the Legacy People’s United Awards held by the Former Employees where converted into M&T equity awards as described under “Prospectus Supplement Summary—The Merger—Treatment of People’s Equity Awards.”

At the present time, M&T does not intend to issue any new awards under the Legacy People’s United Plans.

2007 Stock Option Plan

This plan provided for discretionary awards in the form of stock options to our eligible directors, officers and employees. The 2007 Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Upon the occurrence of a change in control, all awards of stock options previously made pursuant to this plan will immediately vest, if not already vested in accordance with their terms. No new awards may be granted pursuant to this plan. All of People’s United’s named executive officers are fully vested in shares allocated to their accounts under this plan.

2008 LTIP

The 2008 LTIP provided for awards to officers and employees in the form of: (i) incentive stock options that may afford tax benefits to recipients; (ii) non-statutory stock options that do not afford tax benefits to recipients but may provide tax benefits to People’s United; and (iii) stock appreciation rights, restricted stock and performance units.

Non-statutory stock options were granted under the 2008 LTIP at exercise prices equal to the fair value of People’s United common stock at the grant dates. Option expiration dates were fixed at the grant date, with a maximum term of ten years. Prior to 2013, options granted under the 2008 LTIP generally vested 50% after two years, 75% after three years and 100% after four years. Beginning in 2013, options granted under the 2008 LTIP vested 33% after one year, 66% after two years and 100% after three years. All options became fully exercisable in the event of a change of control, as defined in the 2008 LTIP.

People’s United also granted restricted stock awards under the 2008 LTIP. Employees became fully vested in these shares generally after a three- or four-year period, with requisite service conditions and no performance-based conditions to such vesting.

2014 LTIP

The 2014 LTIP, amended and restated in 2017, provides for discretionary awards of options to purchase common stock, stock appreciation rights, restricted stock awards, and other performance-based awards to eligible officers and employees as determined by a committee of the board of directors consisting of two or more outside directors. The 2014 LTIP is not subject to ERISA and is not a tax-qualified plan.

Under the 2014 LTIP, upon the occurrence of a change in control, all awards previously made pursuant to the plan or any predecessor to the plan (whether cash-based or equity-based) are subject to double trigger protection. In the event of a change of control under the agreements, if the awards are not assumed or converted upon a change in control, the awards will vest immediately. Performance share awards will vest pro-rata based on the fractional part of the performance period that has occurred at the time of the change in control and at target performance.

Directors’ Equity Compensation Plan

Shares of common stock issued under this plan become vested on the earliest to occur of (a) the first anniversary of the grant date, (b) the date of the annual meeting of shareholders in the year following the grant date, (c) the date a director’s board service terminates due to death or disability, or (d) a change in control of People’s United. These shares are not subject to any post-vesting transfer restriction period. As of March 31, 2022, a total of 44,262 shares issued pursuant to the Directors’ Equity Compensation Plan remained unvested.

No stock or stock option grants were made in 2021 to non-employee directors under any other equity compensation plan maintained by the People’s United. No shares awarded to directors under any other equity compensation plan in prior years remain unvested.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the shares of M&T common stock that are issuable upon the vesting, settlement or exercise of certain equity awards held by Former Employees that are assumed by M&T and converted into equity awards in respect of shares of M&T common stock in connection with M&T’s acquisition of People’s United. “Former Employees” includes executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. M&T is offering these shares of M&T common stock directly to the holders of these equity awards according to the terms of the underlying equity award agreements. M&T is not using an underwriter in connection with this offering. These shares of M&T common stock will be listed for trading on the New York Stock Exchange.

In order to facilitate the vesting, settlement or exercise of any such equity awards, M&T will furnish, at its expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each Former Employee holding such equity award as such holder may request, together with instructions that copies be delivered to the beneficial owners of such equity awards.

LEGAL MATTERS

The validity of the shares of M&T common stock to which this prospectus supplement relates are being passed upon by Laura O’ Hara, Esq.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us and M&T Bank. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.mtb.com. The information contained on our website is not part of this prospectus supplement.

We will provide you, free of charge, with a copy of any or all of the documents incorporated by reference herein upon request. Requests should be directed to:

M&T Bank Corporation

One M&T Plaza, 8th Floor

Buffalo, New York 14203

Telephone Number: (716) 842-5445

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of such contract or other document or matter involved. Each statement regarding any contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Rather than include in this prospectus supplement some of the information that we include in reports filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain such information. The information incorporated by reference is considered to be part of this prospectus supplement and should be read with the same care. Accordingly, we incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022;

•	Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Shareholders, filed with the SEC on March 16, 2022;

•	Current Reports on Form 8-K, filed with the SEC on February 18, 2022, March 7, 2022 and April 4, 2022; and

•

The description of M&T’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 20, 1998, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus supplement until the completion or termination of the offering made under this prospectus supplement (other than materials that are deemed “furnished” and not “filed” under SEC rules) will be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date of the filing of such reports and documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Certain of the information incorporated by reference herein has not been audited by an independent registered public accounting firm.

PROSPECTUS

M&T BANK CORPORATION

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

These securities of each class listed above may be offered and sold, from time to time, by M&T Bank Corporation in one or more offerings, subject to approval from M&T Bank Corporation’s Board of Directors, and also may be offered and sold by one or more selling securityholders to be identified in the future in one or more offerings. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T”, “we”, “us”, “our” or similar references mean M&T Bank Corporation.

We or one or more selling securityholders may offer and sell the securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We or selling securityholders may offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or selling securityholders will offer these securities. The specific terms of any securities we or selling securityholders offer will be included in one or more supplements to this prospectus. Such prospectus supplements will describe the specific manner in which we or selling securityholders will offer the securities and also may add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in the securities described in the applicable prospectus supplement. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

We will provide the specific terms of these securities in supplements to this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “MTB.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we or selling securityholders may offer.

Investing in any of our securities involves certain risks. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under the heading “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein by reference before buying any of our securities.

M&T Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

These securities are not savings accounts, deposits or other obligations of any bank and are not guaranteed by Manufacturers and Traders Trust Company, Wilmington Trust, National Association or any other bank. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2021.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act utilizing a “shelf” registration process. The prospectus does not contain all information included in the Registration Statement as permitted by the rules and regulations of the SEC. You may review a copy of the Registration Statement through the SEC’s internet site, as described below. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may offer and sell any combination of these securities in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of the securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should carefully read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

ABOUT M&T BANK CORPORATION

M&T Bank Corporation is a New York business corporation, which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and as a bank holding company under Article III-A of the New York Banking Law. The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. The telephone number for M&T is (716) 635-4000. At June 30, 2021, M&T had two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company and Wilmington Trust, National Association. The banks collectively offer a wide range of retail and commercial banking, trust and wealth management, and investment services to their customers.

FORWARD-LOOKING STATEMENTS

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions made by management.

Statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and us. Statements regarding our expectations or predictions regarding the proposed transaction between M&T and People’s United Financial, Inc. (“People’s United”) also are forward-looking statements, including statements regarding the expected timing, completion and effects of the proposed transaction as well as M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook.

Any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and, except as required by applicable law, we assume no duty to update forward-looking statements.

Future Factors include risks, predictions and uncertainties relating to:

•	the impact of the COVID-19 pandemic;

•	the proposed transaction between M&T and People’s United;

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans and other assets;

•	sources of liquidity;

•	common shares outstanding;

•	common stock price volatility;

•	fair value of and number of stock-based compensation awards to be issued in future periods;

•	the impact of changes in market values on trust-related revenues;

•	legislation and/or regulation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation;

•	regulatory supervision and oversight, including monetary policy and capital requirements;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation;

•	increasing price and product/service competition by competitors, including new entrants;

•	rapid technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products/services;

•	containing costs and expenses;

•	governmental and public policy changes;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and

•

material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We also maintain a website where you can obtain information about us and Manufacturers and Traders Trust Company. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.mtb.com. The information contained on our website is not part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be reviewed with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Certain of the information incorporated by reference herein has not been audited by an independent registered public accounting firm.

We incorporate by reference the documents listed below and any documents we file with the SEC subsequent to the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than those documents or portions of those documents that may be “furnished” and not filed with the SEC) until our offerings are completed:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Current Reports on Form 8-K filed on February 10, 2021, February 22, 2021, February 25, 2021, April 22, 2021, May 18, 2021, May 26, 2021, August 10, 2021 and August 17, 2021;

•	Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Shareholders held on April 20, 2021, filed on March 8, 2021; and

•

The description of M&T’s common stock and preferred stock contained in the Registration Statement on Form 8-A filed on May 20, 1998, including any other amendment or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address and telephone number:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

Attention: Investor Relations

Telephone Number: (716) 842-5138

In addition, as required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed financial statements of M&T as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020, reflecting the proposed transaction between M&T and People’s United, have been filed as Exhibit 99(a) to the Registration Statement of which this prospectus is a part and are included herein.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus in the manner and for the purpose as set forth in the applicable prospectus supplement. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Hodgson Russ LLP, Buffalo, New York, or by counsel identified in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents identified in the applicable prospectus supplement or, if necessary, the applicable pricing supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of People’s United as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

M&T BANK CORPORATION

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

PROSPECTUS

September 29, 2021